Exhibit 2.2

AMENDMENT NO. 1 TO THE

BUSINESS COMBINATION AGREEMENT

This Amendment No. 1 to the Business Combination Agreement, dated as of October 31, 2025 (this “Amendment”), is entered into by and among Yorkville Acquisition Corp., a Cayman Islands exempted company (“SPAC”), YA S3 Inc., a Florida corporation, Foris Holdings KY Limited, a Cayman Islands exempted company, Crypto.com Strategy Holdings, a Cayman Islands exempted company (“Crypto.com Sub”), Trump Media & Technology Group Corp., a Florida corporation (“TMTG”), and Yorkville Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”, and together with the foregoing parties, the “Parties”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Business Combination Agreement dated as of August 25, 2025 among the parties hereto (as amended, the “BCA”).

WHEREAS, the Parties are all the parties to the BCA and desire to amend the BCA to modify certain terms applicable to the Earnout Warrants, and to amend the current form of Earnout Warrant;

WHEREAS, pursuant to Section 11.9 of the BCA, any provision of the BCA may be amended only with the written consent of SPAC, Crypto.com Sub, TMTG and Sponsor (the “Requisite Parties”); and

WHEREAS, the undersigned parties constitute the Requisite Parties;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and by their signatures to this Amendment, the Parties hereby agree that:

1.	Amendment to Section 2.1(c). Section 2.1(c) of the BCA is deleted and replaced in its entirety as follows, with added text in bold:

“Additionally, in exchange for such Asset Company Interests, SPAC shall issue three Earnout Warrants to TMTG, each exercisable for a number of shares of SPAC Class A Common Stock equal to 7% of SPAC’s outstanding capital stock at the time of the Closing, rounded to the nearest whole number. Each warrant shall be exercisable within 30 days of the occurrence of the applicable Triggering Event, as follows (provided that if the applicable Triggering Event occurs prior to the Closing Date, such warrant shall be deemed automatically exercised at Closing):

(i) The first Earnout Warrant shall be exercisable upon the occurrence of Triggering Event I.

(ii) The second Earnout Warrant shall be exercisable upon the occurrence of Triggering Event II.

(iii) The third Earnout Warrant shall be exercisable upon the occurrence of Triggering Event III.”

2.	Amendment to Form of Earnout Warrant. Exhibit G to the BCA is deleted in its entirety and replaced by the form of Earnout Warrant attached to this Amendment as Exhibit A.
3.	Continued Validity of BCA. Unless otherwise modified or supplemented by the terms of this Amendment, all terms and conditions of the BCA shall continue in full force and effect.
4.

Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective transferees, heirs, successors and assigns of the Parties.

5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law principles thereof.

6.

Counterparts. This Amendment may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including, without limitation, pdf or similar format methods) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Business Combination Agreement as of the date first written above.

SPAC:

YORKVILLE ACQUISITION CORP.

By:	/s/ Kevin McGurn
Name:	Kevin McGurn
Title:	Chief Executive Officer

Sponsor:

YORKVILLE ACQUISITION SPONSOR LLC

By:	Yorkville Advisors Global, LP
Its:	Manager
By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/Troy Rillo
Name:	Troy Rillo
Title:	Partner

Crypto.com Sub:

CRYPTO.COM STRATEGY HOLDINGS

By:	/s/ Kris Marszalek
Name:	Kris Marszalek
Title:	Chief Executive Officer

TMTG:

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:	/s/ Devin Nunes
Name:	Devin Nunes
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 1

TO THE BUSINESS COMBINATION AGREEMENT

EXHIBIT A

FORM OF EARNOUT WARRANT

[See Attached.]